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                                                                   Exhibit 10.13

                              EXTENSION AGREEMENT



Date:  December 13, 2000



To JB Oxford Holdings, Inc.:

       On behalf of Third Capital Partners, LLC, as the beneficial owner of $2,000,000 principal amount of the 9% Secured Convertible Note, dated June 8, 1998, issued pursuant to the JB Oxford Holdings, Inc. Secured Convertible Note Purchase Agreement, as amended, dated June 8, 1998, and having a Maturity Date of December 31, 2000, Third Capital Partners, LLC, hereby extends the repayment of said Note for a period of twelve additional months, to December 31, 2001. Until the new Maturity Date of December 31, 2001, JB Oxford Holdings, Inc. is authorized to make interest payments only, and no principal payments shall be due. All other terms of the Senior Secured Convertible Note Purchase Agreement shall remain in effect.


                                        DATED this 13th day of December, 2000,

                                        THIRD CAPITAL PARTNERS, LLC
                                        a Nevada limited liability company



                                        By:  /s/ Christopher L. Jarratt
                                             --------------------------
                                             Christopher L. Jarratt
                                             Its: Chief Manager
                                             3773 Howard Hughes Parkway
                                             Las Vegas, NV 89109